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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   March 26, 2002
                                                   --------------

                           Princeton Video Image, Inc.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)

Delaware                   000-23415                 22-3062052
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(State or Other -         (Commission File           (I.R.S. Employer
Jurisdiction of           Number)                    Identification No.)
Incorporation)


15 Princess Road, Lawrenceville, New Jersey             08648
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(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code  (609) 912-9400
------------------------------------------------------------------


Not Applicable
--------------
(Former Name or Former Address, If Changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets.

         On March 26, 2002, Princeton Video Image, Inc. (through its wholly-owned Israeli subsidiary) acquired substantially all of the assets of SciDel Technologies, Ltd., an Israeli company that inserts electronic virtual advertisements into live and taped televised sporting events, in exchange for the issuance of 1,228,000 shares of PVI's common stock and warrants to purchase 670,500 shares of its common stock. The purchase price for the assets was reached through negotiations between the parties. We intend to continue the use of the acquired assets for insertion of electronic virtual advertisements in live and taped televised sporting events.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired.

         The financial statements of the acquired business, SciDel Technologies, Ltd., which are required to be included in this Report, are not included herein and will be filed as an amendment on or about June 1, 2002.

(b)      Pro Forma Financial Information.

         The pro forma financial information, which is required to be included in this Report, is not included herein and will be filed as an amendment on or about June 1, 2002.

(c)      Exhibits.

2.1 Asset Purchase Agreement dated as of February 27, 2002 by and among SciDel Technologies, Ltd., SciDel USA Ltd., Adco Imaging Ltd. and Princeton Video Image, Inc.


4.1      Warrant Certificate dated March 26, 2002 issued to SciDel Technologies,
         Ltd.

                                   * * * * * *

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Princeton Video Image, Inc.

                                            By: /s/ Lawrence Epstein
                                              ----------------------
                                                 Lawrence Epstein,
                                                 Vice President of Finance
                                                 and Chief Financial Officer

Date:  March 28, 2002


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                                  EXHIBIT INDEX

Exhibit
  No.    Description of Exhibit
-------  ----------------------

2.1 Asset Purchase Agreement dated as of February 27, 2002 by and among SciDel Technologies, Ltd., SciDel USA Ltd., Adco Imaging Ltd. and Princeton Video Image, Inc.

4.1      Warrant Certificate dated March 26, 2002 issued to SciDel Technologies,
         Ltd.



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